UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report:  October 4, 2004

(Date of earliest event reported)

Specialty Laboratories, Inc.

(Exact name of registrant as specified in its charter)

California	001-16217	95-2961036
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2211 Michigan Avenue, Santa Monica, California		90404
(Address of Principal Executive Offices)		(Zip Code)

(310) 828-6543
(Registrant’s telephone number, including area code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                                 Entry into a Material Definitive Agreement

On September 29, 2004, the Company entered into a supplier agreement with Novation, the supply company of VHA Inc. and the University HealthSystem Consortium (UHC). Under the agreement, the Registrant is named as one of three authorized providers to make reference testing services available to the more than 2,300 member health care organizations of VHA and UHC.

Item 7.01                                                 Financial Statements and Exhibits

On October 4, 2004, the Company issued a press release announcing a supplier agreement with Novation, the supply company of VHA Inc. and the University HealthSystem Consortium (UHC). The agreement is effective from November 1, 2004 to April 30, 2005, with the option of a one-year extension. The press release is attached as Exhibit 99.1 to this report.

Limitation on Incorporation by Reference:  In accordance with General Instruction B.2 of Form 8-K, the information in this report is furnished under Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section.

Item 9.01                                                 Financial Statements and Exhibits

(c)                                  Exhibit.                                 The following document is filed as an exhibit to this report.

99.1                                                   Press Release dated October 4, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 4, 2004

SPECIALTY LABORATORIES, INC.

By:	/s/ Kevin R. Sayer
Kevin R. Sayer
Chief Financial Officer

EXHIBIT INDEX

The following document is filed as an exhibit to this report:

Exhibits

99.1	Press Release dated October 4, 2004